Exhibit 16.1
                      FEDERATED MUNICIPAL SECURITIES FUND, INC.
                            UNANIMOUS CONSENT OF DIRECTORS

     The undersigned, being all of the Directors of Federated Municipal Securities Fund, Inc. (the "Corporation"), hereby consent, in accordance with the laws of Title 2-408, Subsection (c), Corporations and Associations, Annotated Code of Maryland, as amended, and Article II, Section 14 of the Bylaws, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Directors:

      RESOLVED,   that the Board hereby authorizes the Secretary and
                  Assistant Secretaries of the Corporation to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Sentinel Tax-Free Income
                  Fund into the Corporation.
      WITNESS the due execution hereof this 15th day of May, 2006.

          /s/ John F. Donahue               /s/ Lawrence D. Ellis, M.D.
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            John F. Donahue                   Lawrence D. Ellis, M.D.

         /s/ Thomas G. Bigley                  /s/ Peter E. Madden
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            Thomas G. Bigley                      Peter E. Madden

         /s/ John T. Conroy, Jr.            /s/ Charles F. Mansfield, Jr
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           John T. Conroy, Jr.               Charles F. Mansfield, Jr.

     /s/ Nicholas P. Constantakis          /s/ John E. Murray, Jr. J.D.
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        Nicholas P. Constantakis              John E. Murray, Jr. J.D.

         /s/ John F. Cunningham                /s/ Marjorie P. Smuts
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           John F. Cunningham                    Marjorie P. Smuts

       /s/ J. Christopher Donahue                /s/ John S. Walsh
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         J. Christopher Donahue                    John S. Walsh

                                                 /s/ James F. Will
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                                                   James F. Will